                           FIRST AMENDMENT TO AMENDED AND
                             RESTATED CREDIT AGREEMENT

          THIS FIRST AMENDMENT to Amended and Restated Credit Agreement is dated as of March 16, 1998, and is made by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), each of the GUARANTORS, the BANKS and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (hereinafter referred to in such capacity as the "Agent").

                                     BACKGROUND

          WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement dated as of January 26, 1998 (the "Agreement"), pursuant to which the Banks provided to the Borrower a revolving credit facility in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding; and

          WHEREAS, the Borrower has requested the Lender to amend the negative covenant in the Agreement with respect to permitted indebtedness in order to address certain indebtedness which the Borrower or Grubb & Ellis Management Services, Inc. may incur in connection with Permitted Acquisitions.


                                     AGREEMENT

          NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Subsection 8.2.1(iv) of the Agreement is hereby amended and restated as follows:

     "(iv)     Indebtedness in the form of Earn-Out Consideration and
Acquisition Indebtedness when such Acquisition Indebtedness is due within two years of the date of the Permitted Acquisition, provided that all such Earn-Out Consideration and Acquisition Indebtedness shall be unsecured and shall be subordinated to the Obligations on terms and conditions acceptable to the Required Banks in their absolute discretion."


3. The Loan Parties reconfirm and ratify the Agreement and the Loan Documents all in accordance with their respective terms, except to the extent that any of those terms are expressly modified by the provisions of this Amendment, and the Loan Parties confirm that the Agreement and the Loan Documents have at all times since the date of their respective execution and delivery continued in full force and effect.

4. The provisions of this Agreement shall bind the Loan Parties and their respective successors and assigns and are for the benefit of the Agent and the Banks and their respective successors and assigns.

5. The Loan Parties each represent that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder.

6. The Loan Parties each represent that this Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

7. Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Loan Parties of their respective obligations hereunder or under the Agreement or the Loan Documents will (i) violate any law, rule or regulation or court order to which any Loan Party is subject; (ii) conflict with or result in a breach of any Loan Party's certificate of incorporation or bylaws or any material agreement or instrument to which any Loan Party is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of any Loan Party, whether now owned or hereafter acquired, other than liens in favor of the Agent for the benefit of the Banks.

8. This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.



                      [SIGNATURES APPEAR ON THE NEXT PAGE.]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, this First Amendment to Amended and Restated Credit Agreement has been duly signed, sealed and delivered by the undersigned parties as of the day and year specified at the beginning hereof.


                                       GRUBB & ELLIS COMPANY

                                       By:  /s/ Brian Parker              (Seal)
                                           -------------------------------
                                       Name: Brian Parker
                                            ------------------------------
                                       Title:  SVP, CFO
                                             -----------------------------


                                        EACH OF THE SUBSIDIARIES OF GRUBB &
                                        ELLIS COMPANY SET FORTH ON THE
                                        ATTACHED SCHEDULE I

                                        By:  /s/ Brian Parker             (Seal)
                                           -------------------------------
                                        Name: Brian Parker
                                              ----------------------------
                                        the  SVP,CFO
                                           -------------------------------
                                        of each of the Loan Parties set
                                        forth on Schedule I attached hereto

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        individually and as Agent

                                        By:    /s/ Jay C. Baker
                                           -------------------------------
                                        Title:  SVP
                                              ----------------------------


                                        AMERICAN NATIONAL BANK AND
                                        TRUST COMPANY OF CHICAGO

                                        By:  /s/ Ross Weigand
                                            ------------------------------
                                        Title: Vice President
                                              ----------------------------

                                      -3-